SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)     Janaury 15, 2003

WORLD FINANCIAL NETWORK NATIONAL BANK

(Exact Name of Registrant as Specified in its Charter)

United States

(State or Other Jurisdiction of Incorporation)

333-8546, 333-998	34-1610866
(Commission File Number)	(I.R.S. Employer Identification No.)

800 Techcenter Drive, Gahanna, Ohio	43230

(614) 729-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

      None

Item 7. Financial Statements and Exhibits.

      (c)  Exhibits.

Exhibit
No.	Document Description
20	Monthly Servicing Report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD FINANCIAL NETWORK NATIONAL BANK

(Registrant)

By: Daniel T. Groomes
Title: President
Dated:  January 15, 2003

MONTHLY SERVICER’S CERTIFICATE
WORLD FINANCIAL NETWORK NATIONAL BANK
WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST

SERIES 1996-B

For the Determination Date of:	13-Jan-03
For the Monthly Period:	Dec-02

The undersigned, a duly authorized representative of World Financial Network National Bank, as Servicer pursuant to the Pooling and Servicing Agreement Dated as of January 17, 1996 (the “Pooling and Servicing Agreement”) by and between World Financial Network National Bank and the Bank of New York, as Trustee, does hereby certify as follows:

1. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement: The Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement.  References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

2. World Financial Network National Bank is Servicer under the Pooling and Servicing Agreement.

3. The undersigned is a Servicing Officer.

4. The date of the Certificate is 13-Jan-03, which is a Determination Date under the Pooling and Servicing Agreement.

5. The aggregate amount of Collections processed during the preceding Monthly Period was equal to $458,802,994.38.

           (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (The “Collections of Finance Charge Receivables”) was equal to $49,421,898.14.

           (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (The “Collections of Principal Receivables”) was equal to $409,381,096.24.

6. The aggregate amount of Receivables as of the end of the last day of the most recent Monthly Period was equal to $2,492,386,918.21.

7. Attached hereto is a true and correct copy of the statements required to be delivered by the servicer on the date of the Certificate to the Paying Agent Pursuant to Article V.

8. To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate on 15-Jan-03.

World Financial Network National Bank, as Servicer

Signed by:	Daniel T. Groomes
Title:	President